Exhibit 10.3

AMENDMENT TO

CONFIDENTIAL RETIREMENT AND CONSULTING AGREEMENT

This Amendment to Confidential Retirement and Consulting Agreement (this “Amendment”) is entered into as of February 11, 2008 between KIMBALL HILL, INC. (“Company”) and William E. Long (“Long”).

Company and Long are parties to the Confidential Retirement and Consulting Agreement dated as of December 20, 2007 (the “Retirement Agreement”).  Section 5 of the Retirement Agreement provides for Long to sell and Company to purchase all shares of common stock of the Company owned by Long, as Trustee of the William E. Long Revocable Trust, as amended (the “Trustee”), on the terms and conditions set forth in Section 5.  Long, individually and in his capacity as Trustee, has expressed the wish to retain ownership of all common stock of the Company owned by Long as Trustee and it is in the best interests of the Company to permit Long to do so.  Accordingly, the parties wish to amend the Retirement Agreement to delete and eliminate Section 5 of the Retirement Agreement and to set forth Long’s agreement that he will not take any action to sell to the Company, or to require the Company to purchase, any shares of common stock of the Company owned by Long, individually or in his capacity as Trustee.

NOW, THEREFORE, In consideration of the mutual promises and agreements set forth in this Agreement, Company and Long agree as follows:

1.             Effective immediately, Section 5 of the Retirement Agreement in its entirety, including all subsections thereof, is deleted and removed from the Retirement Agreement and all rights, duties, liabilities and obligations of, respectively, the Company and Long, individually and in his capacity as Trustee, under Section 5 of the Retirement Agreement are terminated and shall cease to have any force or effect.

2.             Long represents and warrants that all stock options granted to him under the Stock Option Agreement between Company and Long dated April 15, 2004, as amended by the Agreement and Amendment dated September 30, 2005 and the Amendment to Stock Option Agreements dated August 1, 2006, respectively (collectively, the “Stock Option Agreement”) that had not been exercised prior to the date of the Retirement Agreement have expired and have not been exercised by Long and that Long has no right or option to purchase any additional shares of common stock of the Company.

3.             Long, individually and in his capacity as Trustee, hereby waives any rights or options that he may have to sell to the Company or to require the Company to purchase any shares of common stock of the Company that he, individually or in his capacity as Trustee, may now or hereafter own or possess.  Without limiting the generality of the foregoing, Long, individually and in his capacity as Trustee, hereby waives any rights that he may have under the Stock Option Agreement to require the Company to purchase any shares of common stock of the Company that he, individually or in his capacity as Trustee, may own or possess and agrees that he, individually or in his capacity as Trustee, shall not take any action to require the Company to purchase any shares of common stock of the Company that he, individually or in his capacity as Trustee, may own or possess.

4.             Long acknowledges and agrees that, in deciding to enter into this Amendment, Long has consulted with his financial and legal advisors and has not relied on any representations, statements, agreements, understandings, promises, or commitments of or from the Company that are not expressly set forth in this Agreement.

5.             Except as amended as set forth in this Amendment, the provisions of the Retirement Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Confidential Retirement and Consulting Agreement effective as of February 11, 2008.

William E. Long	Company

/s/ William E. Long	By:	/s/ C. Kenneth Love

	Its:	Chief Executive Officer

Date: February 13, 2008	Date: February 11, 2008

William E. Long, Trustee of the William E. Long Revocable Trust, as amended (the “Trust”), hereby accepts and agrees to all provisions of this Amendment to Confidential Retirement and Consulting Agreement applicable to the Trust on and as of the day and year set forth below:

/s/ William E. Long
William E. Long
Trustee of the William E. Long Revocable Trust, as amended

Date: February 13, 2008